UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2016

ZAP
(Exact name of registrant as specified in its charter)

California	03-03000	94-3210624
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

501 Fourth Street, Santa Rosa, CA, 95401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (707 525-8658

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-         Other Events

Item 8.01          Other Events

Effective December 23, 2016, the Company accepted a Conversion Notice from China Electric Vehicle Corporation (“CEVC”) in regards to the Company’s Amended and Restated Promissory Note dated March 22, 2012 (“Note”). The outstanding unpaid principal balance of the Note was $20,679,069 due on December 31, 2016.  Pursuant to the terms of the Note, CEVC elected to convert the unpaid principal balance of the Note into shares of common stock of the Company’s Chinese subsidiary, Zhejiang Jonway Automobile Co. Ltd. (“Jonway Auto”)

As a result of the foregoing conversion, the Company’s indebtedness to CEVC under the Note has been satisfied in full and CEVC, or its designee, will hold approximately 39.479% of the  equity of Jonway Auto and the Company’s equity position in Jonway Auto will be reduced from 51% to approximately 11.52%

The issuance of the Jonway Auto shares to CEVC or its designee is expected to be completed in the first quarter of 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: December 29, 2016	By:	/s/ Wang Gang
Chief Executive Officer